United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐   Soliciting Material Pursuant to Section 240.14a-12
Aspect Medical Systems, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL TWO — APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN
PROPOSAL THREE — RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
AMENDMENT TO 2001 STOCK INCENTIVE PLAN

ASPECT MEDICAL SYSTEMS, INC.
One Upland Road
Norwood, Massachusetts 02062

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2007

To our stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspect Medical Systems, Inc. will be held on Wednesday, May 23, 2007 at 9:00 a.m., local time, at our corporate offices, One Upland Road, Norwood, Massachusetts 02062. We refer to Aspect Medical Systems, Inc. herein as “Aspect,” “we,” or “us.” At the annual meeting, our stockholders will consider and vote on the following matters:

1.	The election of three (3) members to our board of directors to serve as Class I directors, each for a term of three years.

2.	The approval of an amendment to increase the number of shares of our common stock authorized for issuance under our 2001 Stock Incentive Plan from 4,000,000 shares to 4,700,000 shares.

3.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The stockholders will also act on any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

Stockholders of record at the close of business on April 3, 2007 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

We hope that all stockholders will be able to attend the Annual Meeting of Stockholders in person. However, in order to ensure that a quorum is present at the annual meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting of Stockholders. A postage-prepaid envelope, addressed to Computershare Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. Sending in your proxy will not prevent you from voting your stock at the Annual Meeting of Stockholders if you desire to do so, as your proxy is revocable at your option.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Michael Falvey
Secretary

Norwood, Massachusetts
April 20, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ASPECT MEDICAL SYSTEMS, INC.
One Upland Road
Norwood, Massachusetts 02062

PROXY STATEMENT

for the 2007 Annual Meeting of Stockholders
To Be Held On May 23, 2007

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aspect Medical Systems, Inc. for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007 at 9:00 a.m., local time, at the executive offices of Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, and at any adjournment thereof.

All proxies will be voted in accordance with the instructions contained in those proxy cards. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of 2007 Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before it is exercised by signing another proxy with a later date, by delivery of written revocation to our Secretary or by appearing at the annual meeting and voting in person.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to stockholders with the mailing of the Notice of Annual Meeting of Stockholders and this Proxy Statement on or about April 20, 2007.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, telephone: (617) 559-7000.

Voting Securities and Votes Required

Stockholders of record at the close of business on April 3, 2007 will be entitled to notice of, and to vote at, the 2007 Annual Meeting of Stockholders. On that date, 22,696,628 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the 2007 Annual Meeting of Stockholders. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the 2007 Annual Meeting of Stockholders is necessary to establish a quorum for the transaction of business at the 2007 Annual Meeting of Stockholders. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the 2007 Annual Meeting of Stockholders. To be approved, any other matters submitted to our stockholders, including the approval of the amendment to our 2001 Stock Incentive Plan and the ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the 2007 Annual Meeting of Stockholders. The votes will be counted, tabulated and certified by a representative of Computershare Trust Company, N.A., who will serve as the inspector of elections at the 2007 Annual Meeting of Stockholders.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter and will not be considered a vote cast on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the 2007 Annual Meeting of Stockholders, but will be counted for the purpose of determining whether a quorum exists.

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before it is exercised by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by giving our Secretary written notice that you want to revoke your proxy or by appearing at the annual meeting and voting in person. The shares represented by all properly executed proxies received in time for the annual meeting will be voted as specified in those proxy cards. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted:

•	in favor of the election as Class I directors of those persons named in this Proxy Statement,

•	in favor of the amendment to our 2001 Stock Incentive Plan,

•	in favor of the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and

•	with respect to any other items that may properly come before the meeting.

If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the annual meeting by proxy, you will need to obtain a proxy card from the holder of record.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, telephone: (617) 559-7000. If you want to receive separate copies of our Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2007 by:

•	each person or entity known to us to beneficially own more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	each of the executive officers named in the “Executive Compensation — Summary Compensation Table” below, whom we refer to herein as our named executive officers, and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Shares of our common stock issuable under stock options exercisable on or before April 1, 2007 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Boston Scientific Corporation(2)	6,013,239	26.8
One Boston Scientific Place
Natick, Massachusetts 01760
Coghill Capital Management, L.L.C.(3)	1,812,217	8.1
One North Wacker Drive Suite 4350
Chicago, Illinois 60606
FMR Corp.(4)	3,378,436	15.1
82 Devonshire Street
Boston, Massachusetts 02109
Massachusetts Financial Services Company(5)	1,726,081	7.7
500 Boylston Street
Boston, Massachusetts 02464
Directors and Named Executive Officers
Boudewijn L.P.M. Bollen	102,514	*
Nassib G. Chamoun(6)	740,791	3.3
J. Breckenridge Eagle(7)	425,384	1.9
Michael A. Esposito	7,001	*
Michael Falvey	116,904	*
David W. Feigal, Jr., M.D.	18,667	*
William H. Floyd	127,383	*
Edwin M. Kania, Jr.(8)	110,601	*
Scott D. Kelley, M.D.	223,129	1.0
James J. Mahoney, Jr.	21,833	*
John J. O’Connor	7,001	*
Donald R. Stanski, M.D.	30,833	*
All directors and executive officers as a group (17 persons)	2,532,028	10.5

*	Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before April 1, 2007 by Mr. Bollen: 98,138; Mr. Chamoun: 409,330; Mr. Eagle: 135,438; Mr. Esposito: 4,001; Mr. Falvey: 112,528; Dr. Feigal: 16,667; Mr. Floyd: 99,007; Mr. Kania: 40,833; Dr. Kelley: 208,080; Mr. Mahoney: 12,833; Mr. O’Connor: 4,001; Dr. Stanski: 30,833; and all directors and executive officers as a group: 1,707,965.

(2)	This information is taken from a Schedule 13G/A filed with the SEC on February 14, 2006.

(3)	This information is taken from a Schedule 13G/A filed with the SEC on February 15, 2007 by Coghill Capital Management, L.L.C., jointly with its affiliates CCM Master Qualified Fund, Ltd. and Clint D. Coghill. Of the 1,812,217 shares of common stock deemed beneficially owned, each reporting person reported sole voting power as to none of the shares.

(4)	This information is taken from a Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. jointly with its affiliate, Edward C. Johnson III. Of the 3,378,436 shares of common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 551,090 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,378,436 shares of common stock. No one person’s interest in the 3,378,436 shares of common stock is more than 5% of the total outstanding common stock.

(5)	This information is taken from a Schedule 13G filed with the SEC on February 9, 2007.

(6)	Includes 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust, a trust for the benefit of Mr. Chamoun’s minor children. Mr. Chamoun disclaims beneficial ownership of all shares held in this trust.

(7)	Includes 25,000 shares of common stock held by Jeanne Warren Eagle, as Trustee for the Trust for John Warren Eagle, of which Mr. Eagle disclaims beneficial ownership and 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust, of which Mr. Eagle is the Trustee and disclaims beneficial ownership.

(8)	Includes 1,605 shares held by Mr. Kania’s minor children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2006, the reporting persons complied with all Section 16(a) filing requirements.

PROPOSAL ONE — ELECTION OF DIRECTORS

We have a classified board of directors consisting of nine members: three Class I Directors, three Class II Directors and three Class III Directors. At each Annual Meeting of Stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. Based on the recommendation of the Corporate Governance and Nominating Committee, the board of directors has nominated David W. Feigal, Jr., John J. O’Connor and Donald R. Stanski, to serve as Class I directors. The persons named in the enclosed proxy card will vote to elect, as Class I Directors, David W. Feigal, Jr., John J. O’Connor and Donald R. Stanski, the three director nominees, unless the proxy card is marked otherwise. Each Class I Director will be elected to hold office until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified. If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors or our board of directors may reduce the number of nominees. Our board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

For each member of our board of directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his age and length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly-held companies of which he serves as a director.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

Our board of directors believes that the election of David W. Feigal, Jr., John J. O’Connor and Donald R. Stanski to serve as Class I directors is in the best interests of Aspect and our stockholders and, therefore, the board of directors unanimously recommends that the stockholders vote “FOR” the nominees.

Nominees for Term Expiring at the 2010 Annual Meeting (Class I Directors)

David W. Feigal, Jr., M.D., M.P.H., age 57, became a director in 2004.

David W. Feigal, Jr. joined Aspect as a director in December 2004. Since May 2004, Dr. Feigal has been a principle at NDA Partners LLC, and since November 2006 has been the Senior Vice President, Global Regulatory and Global Safety Surveillance, at Élan Pharmaceuticals. NDA Partners LLC is a firm that consults with biopharmaceutical and medical device businesses on product development matters, where he advises mid-stage device and biopharmaceutical companies about clinical and regulatory strategies, product development and design and the introduction of innovative technologies. Élan Pharmaceuticals develops drugs, vaccines and biologicals. Dr. Feigal spent 12 years, from 1992 to April 2004, at the United States Food and Drug Administration where he served in director level positions for the Center for Devices and Radiological Health, the Center for Biologics Evaluation and Research, and the Center for Drug Evaluation and Research. Since 2004, Dr. Feigal has also served as a Research Professor at the Arizona Biodesign Center at Arizona State University. Dr. Feigal has held faculty appointments at the University of California, San Francisco and the University of California, San Diego schools of medicine.

John J. O’Connor, age 59, became a director in 2006.

John O’Connor joined Aspect as a director in December 2006. Prior to his retirement in November 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent accounting firm, from 1982 to November 2006, most recently serving as vice chairman of services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the managing partner of the firm’s Boston office from 1995 to September 2000.

Donald R. Stanski, M.D., age 57, became a director in 1996.

Donald R. Stanski joined Aspect as a director in 1996. Since November 2005, Dr. Stanski has served as Vice President and Global Head of Modeling and Simulation, leading a group of scientists who apply quantitative methods to optimize drug developments at Novartis Pharmaceuticals. Dr. Stanski has been a Professor in the Department of Anesthesia at Stanford University since 1979 and is trained as an anesthesiologist/clinical pharmacologist. He became professor emeritus at Stanford University in November 2005. From January 2004 until November 2005, Dr. Stanski was on public service duty at the United States Food and Drug Administration as a Scientific Advisor for the Director, Center for Drug Evaluation and Research. He served as Chair of the Department of Anesthesia at Stanford University from 1992 to 1997. From July 1998 to June 2001, Dr. Stanski served as the Vice President of Scientific and Medical Programs for Pharsight Corporation, a company that assists in the development of therapeutic products.

Directors Whose Terms Expire at the 2008 Annual Meeting (Class II Directors)

Boudewijn L.P.M. Bollen, age 60, became a director in 1998.

Boudewijn L.P.M. Bollen joined Aspect as a director in 1998. Since January 2002 and from June 1998 to October 1998, Mr. Bollen served as President of International Operations of Aspect. From October 1998 to January 2002, he was a self-employed consultant. From 1986 to 1998, Mr. Bollen held several positions with Mallinckrodt, Inc., a specialty chemicals and healthcare company, and predecessor entities, including Executive Vice President for Worldwide Sales, Service and Distribution, Vice President of European Sales and Marketing and Vice President and Managing Director for Europe. From 1981 to 1986, Mr. Bollen served as Vice President of Marketing and Sales in Europe for Bentley Laboratories, Inc., a manufacturer of specialized monitoring and medical equipment.

J. Breckenridge Eagle, age 57, served as a director from 1988 to 1991 and from 1996 to the present.

J. Breckenridge Eagle joined Aspect as a director in 1988 and served in that position until 1991. He became a director again in 1996 and has served as Chairman of the board of directors since that date. Mr. Eagle served as President and Chief Operating Officer of Aspect in 1996 and as a consultant to Aspect in 1995. From 1989 to 1995, he was President of ECS, Inc., a medical practice management company, which he founded in 1989. From 1981 to 1988, Mr. Eagle was Chief Financial Officer, Vice President and General Manager of The Health Data Institute, Inc., a health care services company, which he co-founded.

Edwin M. Kania, age 49, became a director in 1995.

Edwin M. Kania joined Aspect as a director in 1995. Since 2000, Mr. Kania has served as Managing Partner and Chairman of Flagship Ventures, a venture capital firm, which he co-founded. Previously, Mr. Kania served as a managing partner of One Liberty Ventures, a venture capital firm, which was formed in 1995, and as a general partner at Morgan Holland Ventures, a predecessor entity of One Liberty Ventures, which he joined in 1985. Mr. Kania also serves as a director of Exact Sciences Corporation.

Directors Whose Terms Expire at the 2009 Annual Meeting (Class III Directors)

Nassib G. Chamoun, age 44, became a director in 1987.

Nassib G. Chamoun is a founder of Aspect and has served as a director since 1987. Mr. Chamoun has served as President of Aspect since 1996 and Chief Executive Officer since 1995. He also served as Chairman of the board of directors from 1987 to 1996 and as Chief Scientific Officer from 1991 to 1995. Prior to 1995, Mr. Chamoun also served as our President and Chief Executive Officer at various times since founding Aspect in 1987. From 1984 to 1987, Mr. Chamoun was a fellow in cardiovascular physiology at the Lown Cardiovascular Laboratory of the Harvard School of Public Health.

Michael A. Esposito, age 50, became a director in 2006.

Michael A. Esposito joined Aspect as a director in December 2006. Since 1998, Mr. Esposito has served as a partner at Norbridge, Inc., a diversified management consulting firm, where he currently leads the health industries consulting practice serving pharmaceutical, biotechnology, medical device and diagnostic companies. From 1983 to 1998, Mr. Esposito was Vice President and Global Practice Leader of the Health Care practice at Arthur D. Little, a management consulting firm. Prior to that, Mr. Esposito also held marketing positions with Pfizer, Inc., a pharmaceutical company. He is also a director of Angioblast Systems, Inc.

James J. Mahoney, Jr., age 63, became a director in 2003.

James J. Mahoney, Jr. joined Aspect as a director in March 2003 and has served as Lead Director since August 2005. Since January 2004, Mr. Mahoney has served as President and has managed The Mahoney Group, an investment firm. Mr. Mahoney is a founding partner and principal of HLM Management Company, a private equity firm that invested in small entrepreneurially managed growth stocks and in privately-held venture capital backed companies. From January 1999 to March 2002, Mr. Mahoney managed HLM Management Company’s venture capital program and, from April 2002 to April 2004, he acted as a consultant to HLM Management Company. From 1984 to December 1998, Mr. Mahoney co-managed the stock and venture capital portfolios of, and served as Chief Investment Officer of, HLM Management Company. Mr. Mahoney currently serves as a director of Polymedica Corporation and an advisor to Trellis Partners, Avondale Partners and Bariston Partners, each of which is an investment firm.

Executive Officers of the Corporation

Margery Ahearn, age 44, became an executive officer in 2006.

Margery Ahearn joined Aspect in April 1998 and has served as Vice President of Human Resources since January 2006. Ms. Ahearn served as our Director of Human Resources from 1998 to December 2005. From 1985 through 1998, Ms. Ahearn held a variety of positions, including Senior Human Resource Representative at Wang Laboratories Inc., Director of Human Resources at Boston Business Group and Senior Employment Specialist at GTE.

John Coolidge, age 46, became an executive officer in 2004.

John Coolidge joined Aspect in May 1997 and has served as Vice President of Manufacturing since January 2001. Mr. Coolidge served as our Director of Manufacturing from May 1997 to January 2001. From 1995 to 1997, he served as Engineering Manager and was responsible for product development and manufacturing engineering management for the Interventional Vascular business of Medtronic, Inc., a medical technology company. From 1987 to 1995, Mr. Coolidge held a variety of engineering and manufacturing management positions at Johnson and Johnson Medical, Inc., a manufacturer and provider of health care products and services, the most recent of which was Business Unit Manager.

Marc Davidson, age 43, became an executive officer in 2004.

Marc Davidson joined Aspect in December 1999 and has served as Vice President of Engineering since November 2001. Mr. Davidson served as our Director of OEM Engineering from December 1999 to November 2001. From 1985 through 1999, Mr. Davidson held a variety of marketing, engineering, sales and management positions at Hewlett-Packard Company, a manufacturer of computers and medical devices.

Philip H. Devlin, age 50, became an executive officer in 1994.

Philip H. Devlin joined Aspect in 1990 and has served as Vice President and General Manager of Neuroscience since November 2001. From 1994 to November 2001, Mr. Devlin served as Vice President of Research and Development of Aspect, and from 1990 to 1994, he held the position of Director of Product Development of Aspect. From 1984 to 1985 and from 1986 to 1990, Mr. Devlin served as Software Engineer and Manager of Software Engineering at Lifeline Systems, Inc., a medical products and communications company. From 1980 to 1984, he held the position of Chief Biomedical Engineer at Beth Israel Hospital in Boston, Massachusetts and from 1985 to 1986, he served as Technical Marketing Engineer in the Medical Product Group of Hewlett-Packard Company, a manufacturer of computers and medical devices.

Michael Falvey, age 48, became an executive officer in 2004.

Michael Falvey joined Aspect in March 2004. In February 2005, Mr. Falvey was appointed Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Falvey served as Vice President of Finance from

March 2004 until his appointment as Vice President, Finance and Chief Financial Officer. From August 2003 to March 2004, Mr. Falvey was a self-employed consultant. From 1999 to July 2003, Mr. Falvey served as Vice President, Finance for Millennium Pharmaceuticals, a biopharmaceutical company. From 1991 to 1999, he held financial management positions at Fidelity Investments, an investment management company. From 1988 to 1991, he held financial management positions at Digital Equipment Corporation, a manufacturer of computers, and from 1982 to 1986, he held various financial positions at General Electric, a diversified industrial company.

William Floyd, age 50, became an executive officer in 2001.

William Floyd joined Aspect in May 2001 and has served as Vice President of Sales and Marketing since September 2002. Mr. Floyd served as Vice President of Marketing from May 2001 to September 2002. From May 2000 to May 2001, Mr. Floyd was Principal of Casco Scientific, LLC, a medical device consulting group. From 1992 to 2000, Mr. Floyd held a variety of positions with Boston Scientific Corporation, a manufacturer of medical devices, the most recent of which was Vice President of Marketing, Microvasive Division.

Scott D. Kelley, M.D., age 48, became an executive officer in 2000.

Scott D. Kelley joined Aspect in July 2000 and has served as Vice President and Medical Director since that time. Prior to joining Aspect, Dr. Kelley served as an Associate Professor of Clinical Anesthesia and Director of Liver Transplant at the University of California, San Francisco Medical School from 1990 to 2000.

Paul J. Manberg, Ph.D., age 52, became an executive officer in 1991.

Paul J. Manberg joined Aspect in 1991 and has served as Vice President of Clinical, Regulatory and Quality Assurance since that time. From 1984 to 1990, Dr. Manberg held a variety of clinical research positions at Serono Laboratories, a pharmaceutical company, including Vice President, Research and Development. From 1979 to 1984, he was employed as a Clinical Research Scientist at Burroughs — Wellcome Company, a pharmaceutical company, and served as an Adjunct Research Scientist at the University of North Carolina.

For additional information relating to our executive officers, see the disclosure regarding Messrs. Bollen, Eagle and Chamoun set forth under the heading “Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.

For information relating to shares of our common stock owned by each of our directors, our chief executive officer, chief financial officer and our three most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth above under the heading “Stock Ownership Information.”

CORPORATE GOVERNANCE

Our board of directors has long believed that good corporate governance is important to ensure that Aspect is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, board committee charters and code of conduct described below are available on our website at www.aspectms.com. Alternatively, you can request a copy of any of these documents by contacting: Investor Relations Department, Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, telephone: (617) 559-7000.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of Aspect and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide, among other things, that:

•	the principal responsibility of the directors is to oversee the management of Aspect;

•	a majority of the members of the board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for our executives, under which performance goals are determined at the beginning of each performance cycle. Annual salary, bonuses, and stock option and restricted stock awards granted to our executives are tied to the achievement of these corporate and individual performance goals.

In evaluating each executive officer’s performance, the Compensation Committee generally conforms to the following process:

•	business and individual goals and objectives are set for each performance cycle;

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his or her contributions to Aspect are evaluated;

•	the executive’s performance is then compared with peers within Aspect and the results are communicated to the executive; and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria.

In addition, in accordance with the terms of our corporate governance guidelines, our Compensation Committee is required to annually review the compensation of our directors, consult with the members of the Corporate Governance and Nominating Committee on such findings and then make recommendations to the board of directors with respect to director compensation.

Board Determination of Independence

Under applicable Nasdaq Marketplace Rules, a director of Aspect will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that none of Michael A. Esposito, Edwin M. Kania, David W. Feigal, Jr., James J. Mahoney, Jr., John J. O’Connor or Donald R. Stanski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Director Nomination Process

The process followed by the Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Corporate Governance and Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of Aspect’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Corporate Governance Guidelines also provide that any director who reaches the age of 75 while serving as a director will retire from our board of directors effective at the end of his or her then current term. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062. Assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below.

At the 2007 Annual Meeting, stockholders will be asked to consider the election of John J. O’Connor, who has been nominated for election as a director for the first time. During 2006, Mr. O’Connor was appointed by our board of directors as a new director. Mr. O’Connor was originally proposed to the Corporate Governance and Nominating Committee by a current board member and executive officer, and the board of directors determined to include him among its nominees.

Communicating with the Independent Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., One Upland Road, Norwood, MA 02062.

Board Meetings and Attendance

The board of directors met five times during the fiscal year ended December 31, 2006, either in person or by teleconference. During the fiscal year ended December 31, 2006, each director attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are encouraged to attend the annual meeting of stockholders in the event that Aspect determines their attendance is warranted. Three directors attended the 2006 Annual Meeting of Stockholders.

Board Committees

Our board of directors has established three standing committees — Audit, Compensation, and Corporate Governance and Nominating — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted on the “Investors — Corporate Overview” section of our website, www.aspectms.com.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under Nasdaq Marketplace Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm,

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	discussing our risk management policies,

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns,

•	meeting independently with our independent registered public accounting firm and management, and

•	preparing the audit committee report required by SEC rules (which is included in this Proxy Statement).

The current members of the Audit Committee are Mr. O’Connor (Chairman), Dr. Feigal and Mr. Mahoney. On December 14, 2006, our board of directors, upon the recommendation of the Corporate Governance and Nominating Committee, elected Mr. O’Connor to replace Mr. Kania as a member of the Audit Committee. Our board of directors has determined that each of Mr. Mahoney and Mr. O’Connor is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times during the fiscal year ended December 31, 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation,

•	determining our Chief Executive Officer’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 15 of this Proxy Statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 19 of this Proxy Statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”.

The current members of the Compensation Committee are Mr. Kania (Chairman), Mr. Esposito and Dr. Stanski. On December 14, 2006, our board of directors, upon the recommendation of the Corporate Governance and Nominating Committee elected Mr. Esposito to replace Mr. Mahoney as a member of the Compensation Committee. The Compensation Committee met two times during the fiscal year ended December 31, 2006.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors,

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees,

•	reviewing and making recommendations to the board of directors with respect to management succession planning,

•	developing and recommending to the board of directors corporate governance principles, and

•	overseeing the evaluation of the board of directors.

The processes and procedures followed by the Corporate Governance and Nominating Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process”.

The current members of the Corporate Governance and Nominating Committee are Dr. Stanski (Chairman), Mr. Kania and Mr. O’Connor. On December 14, 2006, our board of directors, upon the recommendation of the Corporate Governance and Nominating Committee elected Mr. O’Connor to replace Mr. Feigal as a member of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2006.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.aspectms.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Audit Committee Report

Management is responsible for the preparation of the financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the annual financial statements in accordance with United States generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

In response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations, management completed the documentation, testing and evaluation of Aspect’s system of internal control over financial reporting for the year ended December 31, 2006. The Audit Committee provided oversight and guidance to management and financial personnel during the testing and evaluation process. In connection with this oversight, both management and the independent registered public accounting firm regularly provided updates to the Audit Committee at Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee for its review a report on the effectiveness of Aspect’s internal control over financial reporting. The Audit Committee also reviewed the independent registered public accounting firm’s report included in the Annual Report on Form 10-K for the year ended December 31, 2006 related to their audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee will continue to oversee the efforts pertaining to internal control over financial reporting and management’s preparations for the evaluation of internal controls in the fiscal year ending December 31, 2007.

The Audit Committee also reviews, evaluates and discusses with management, internal accounting and financial personnel and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures.

The Audit Committee has reviewed the audited financial statements for the fiscal year ended December 31, 2006, and has discussed these financial statements with management and the independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), or SAS 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61 requires the independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors of Aspect Medical Systems, Inc.

John J. O’Connor (Chairman)
David W. Feigal, Jr., M.D.
James J. Mahoney, Jr.

Registered Public Accounting Firm’s Fees

Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2005 and December 31, 2006. The following table summarizes the fees that Ernst & Young LLP billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2006	2005

Audit Fees	$435,000	$456,500
Audit-Related Fees	$13,400	$12,000
Tax Fees	$191,504	$83,985
All Other Fees	$—	$—

Total Fees	$639,904	$552,485

Audit Fees

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, accounting consultations related to the audited financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the audit-related fees billed in the fiscal years ended December 31, 2006 and 2005 related to services provided under the de minimus exception to the Audit Committee pre-approval requirements.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $42,200 of the total tax fees paid for 2006 and $32,175 of the total tax fees paid for 2005. Tax advice and tax planning services relate to assistance with tax planning strategies, tax audits and appeals and employee benefit plans. None of the tax fees billed in the fiscal years ended December 31, 2006 and 2005 related to services provided under the de minimus exception to the Audit Committee pre-approval requirements.

All Other Fees

We did not incur any fees that may be classified as “All Other Fees” during the fiscal years ended December 31, 2006 or 2005.

The percentage of hours expended by Ernst & Young LLP on the audit of our financial statements for the fiscal year ended December 31, 2006 attributed to work performed by persons other than Ernst & Young LLP’s full-time, permanent employees did not exceed fifty percent.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that Aspect will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Aspect by its independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to Aspect by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section discusses the principles underlying our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee of our board of directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers. The Compensation Committee’s primary objectives with respect to executive compensation are to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The goals of our executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance.

Our executive compensation philosophy is based on the following principles:

•	Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified, industrious and experienced executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance among other public companies in our industry with whom we believe that we compete for such executives. To this end, our Compensation Committee regularly uses survey data to compare the compensation of our executive officers with those of such other companies and sets our compensation guidelines based, in part, on this review. The surveys most recently included in this review were: the 2006 MEDIC Executive Survey, The Survey Group 2006 and the 2006 Radford Executive Survey. Our Compensation Committee generally targets total cash compensation, meaning the total of base salary plus discretionary bonuses, for our executives near the 65th percentile of compensation paid to similarly situated executives in the peer group. Our Compensation Committee also seeks to achieve a balance of the compensation paid to a particular executive and the compensation paid to our other executives.

•	Sustained Performance

Executive officers are rewarded based, in part, upon an assessment of corporate, business group and individual performance. Corporate performance, business group performance and individual performance are evaluated by reviewing the extent to which specified goals are met. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Aspect as a whole or of a business group of Aspect;

•	ability to identify and hire consistently high performing employees, and to train them to contribute to our long-term success;

•	continued innovation in development and commercialization of our technology;

•	timely development, regulatory approval and commercial introduction of new products or processes or expanded uses of existing products;

•	development and implementation of successful marketing and commercialization strategies; and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.

Subjective performance criteria include:

•	an executive’s ability to motivate others;

•	the development of skills necessary to grow as our business matures;

•	the ability to recognize and pursue new business opportunities; and

•	the ability to initiate programs to enhance our growth and success

Our chief executive officer plays a role in recommending the compensation of our other executive officers, including decisions regarding the grant of equity compensation. Our chief executive officer assesses each executive officer’s contributions to our business and his or her ability to execute on our long-term strategy when making any recommendation regarding an executive officer’s compensation.

Components of our Executive Compensation Program:

The primary elements of our executive compensation program are:

•	base salary;

•	discretionary annual cash bonuses;

•	equity based awards, comprising stock options and restricted stock;

•	other employee benefits; and

•	change of control benefits.

Our Compensation Committee determines subjectively, after reviewing information provided by our management team, what it believes to be the appropriate level and mix of the various compensation components. We balance the allocation of short and long-term incentives by reviewing base salary, bonus and equity awards. Cash compensation in the form of base salary and bonus are offered as short-term incentives. Non-cash compensation in the form of equity is offered as long-term incentives. The mix of these incentives is determined each year by our Compensation Committee based on the short-term and long-term needs of our business. In determining the type and level of compensation paid to each our executive officers, and the corporate and individual performance criteria upon which total compensation and bonus compensation is based, our Compensation Committee generally considers recommendations from our chief executive officer and other members of the executive team. The Compensation Committee retained an independent compensation consultant to evaluate both cash compensation and equity compensation. For our director level employees and above, the compensation consultant reviewed cash compensation and for our executives only, the compensation consultant reviewed both cash and equity compensation. This compensation consultant utilized both external market and peer company data as benchmarks for assessing our compensation structure.

Base Salary:  Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2006, the Compensation Committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, the number of well qualified candidates to assume the individual’s role, compensation for comparable positions in our similarly situated companies in our industry, the historical compensation levels of our executives and actual corporate and individual performance vis-à-vis the targeted performance criteria and subjective performance criteria discussed above. Base cash compensation is targeted at the 50th percentile of total cash compensation relative to peer company levels. Our Compensation Committee generally reviews and determines base salaries annually and expects to adjust such salaries from time to time in future years to realign salaries with market levels after taking into account corporate and individual performance.

Annual Cash Bonuses:  We have a discretionary bonus plan which our Compensation Committee adopted and which covers all of our employees, including our executive officers. Base salary plus cash bonuses bring total cash compensation for our executive officers to approximately the 65th percentile relative to peer company total cash compensation levels. This annual cash bonus is typically paid in the first quarter of the subsequent year for which the bonus relates. The amount for bonuses is determined based upon the achievement of certain pre-determined corporate and individual performance objectives established by our Compensation Committee. Our Compensation Committee believes that our executive officers can reasonably achieve these performance goals with diligent efforts over the year. Upon completion of the fiscal year, the Compensation Committee assesses the performance of each named executive officer by comparing actual results to the pre-determined goals, and assigns a percentage of each goal attained to arrive at a final, total cash bonus percentage payout.

In February 2006, our Compensation Committee adopted the 2006 bonus plan. Under the 2006 bonus plan, the performance objectives include:

•	corporate revenue and profit targets, which account for up to 80% of the bonus amount; and

•	the achievement of personal performance goals, such as demonstrating effective leadership, successfully completing difficult assignments, demonstrating integrity, teamwork, excellence and accountability and the achievement of personal objectives that are aligned with each executive’s individual area of responsibility, which account for up to 20% of the bonus amount.

Under the 2006 bonus plan, the portion of each individual executive bonus that is tied to corporate revenue and profits was calculated by a formula that weighs the degree of the Company’s achievement of the financial goals against the targets that are established for the year. Depending on the executive’s job function, the target bonus that an executive was eligible to receive under the 2006 bonus plan ranged between 45% and 82% of his or her then annual base salary when 100% of the corporate plan for both revenue and profit targets is achieved and 100% of performance goals are achieved. The maximum bonus that any executive was eligible to receive in 2006 was equal to two times his or her target if the Company achieved 148% of the profit target for the year and all performance goals were achieved. For 2006, the target award as a percentage of base salary, based upon achievement of 100% of the corporate plan for revenue and profits and performance goals, and actual payouts and payouts as a percentage of the target level for each of our named executive officers is as follows:

			2006 Incentive
			Compensation
	Target Incentive	2006 Incentive	Award
	Compensation	Compensation	as a Percentage
Name	Level	Award ($)	of Target (%)

Nassib G, Chamoun	75%	131,820	65
Michael Falvey	60%	85,800	65
Boudewijn L.P.M. Bollen	$161,200 (1)	104,780	65
William Floyd	82%	143,702	67
Scott D. Kelley, M.D.	45%	76,296	69

(1)	Mr. Bollen’s target for incentive compensation level is a fixed amount.

Equity based awards:  We offer long-term incentives to our executives in the form of stock options and restricted stock awards. Our equity compensation program is designed to align the long-term interests of our executives and our stockholders, assist in the retention of executives and maintain competitive levels of total compensation. The size of equity awards is generally intended to reflect the executive’s position with us and his or her contributions to us, including his or her success in achieving the individual performance criteria described above. Our Compensation Committee also considers our company-level performance, the amount of equity then held by the executive, the amount of such equity that is then vested, the number of option and restricted stock awards outstanding and held by executives relative to total shares outstanding, and the recommendations of management.

Our Compensation Committee approves all grants of options and restricted stock awards to our executives. Our Compensation Committee generally grants options that become exercisable, or vest, over time, typically over a four-year period. Restricted stock awards typically are subject to a right of repurchase by us that lapses, or vests, over time, also typically over a four year period, subject to the executives continued employment. We believe that providing for awards that vest over time aids in the retention of our executive’s over time because this feature encourages executives to continue their employment with us during the exercisability or forfeiture period. Generally, the executive’s right to exercise the vested portion of his or her options ceases shortly after termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights. We set the exercise price of all stock options to equal the closing price of our common stock on the Nasdaq Global Market on the date of grant. Restricted stock is typically granted at a nominal amount to the executive. Our Compensation Committee generally makes equity awards to our executives annually in conjunction with the review of annual performance in the first quarter of the year.

In 2007, our Compensation Committee, after considering several factors, including the proportion and value of current equity awards which have not yet vested, determined to make awards of restricted stock that are generally higher than previous periods, to create additional retention incentives for our executives. Our right of repurchase shares under these restricted stock awards lapse as to 100% of the shares four years from the date of grant. In addition, the Compensation Committee altered the structure of the 2007 Annual Cash Bonus Plan to allow for corporate revenue and profit targets to account for up to 60% of the bonus amount and the achievement of individual performance goals to account for up to 40% of the bonus amount, compared with our 2006 Annual Cash Bonus Plan for which corporate revenue and profit targets accounted for up to 80% of the bonus amount and individual performance goals accounted for up to 20% of the bonus amount.

We do not have equity ownership guidelines for our executives.

Employee Stock Purchase Program.  Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to all of our eligible employees and generally permits participants to purchase shares of our common stock at a discount of approximately 5% from the fair market value at the beginning or end of the applicable purchase period.

Other Employee Benefits:  We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, 401(K) plan and an employee stock purchase plan. Executives are eligible to participate in all of our employee plans, in each case on the same basis as other employees.

Change of Control Benefits:  Pursuant to the terms of our stock incentive plans, in the event of a change of control all then-unexercisable stock options held by our executive officers will be assumed or equivalent options shall be substituted by the acquiring corporation and such awards will become exercisable in full, and all restricted stock awards will become free and clear of all restrictions and conditions, upon the earlier of (1) the executive’s termination without cause by the successor corporation or for good reason by the executive, or (2) one year after such change in control, in the case of our chief executive officer, and 15 months after such change in control, in the case of our other executive officers. This is a so-called “double trigger” change of control arrangement because it provides for change of control benefits only in the event of a change in control, the first trigger, followed by the earlier of the termination of the executive or the passage of a specified period of time, the second trigger. We have determined to provide for this change of control benefit because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of Aspect exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of Aspect and our stockholders. We believe a “double trigger”

maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

For a further description of the foregoing change of control arrangements, see “Potential Payments Upon Termination or Change of Control” below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not qualify for the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, referred to as SFAS 123(R), which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. Our Compensation Committee generally assesses the accounting impact of restricted stock grants and option awards to our executives, but has not historically factored such impact into the nature or size of such awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s proxy statement on Schedule 14A.

By the Compensation Committee of the Board of Directors of Aspect Medical Systems, Inc.

Edwin M. Kania (Chairman)
Michael A. Esposito
Donald R. Stanski, M.D.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Kania (Chairman), Mr. Esposito and Dr. Stanski. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2006, or formerly, an officer or employee of Aspect or any subsidiary of Aspect. No member of the Compensation Committee had any relationship with us during the fiscal year ended December 31, 2006 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Summary Compensation Table

The table below summarizes information regarding compensation earned by our named executive officers for the year ended December 31, 2006 for our named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)		Awards ($)(1)	Awards ($)(2)	Compensation(3)	Compensation ($)		Total($)

Nassib G. Chamoun Chief Executive Officer and President	2006	$272,416		$80,685	$548,498	$131,820	$17,890	(4)	$1,051,309
Michael Falvey Vice President, Chief Financial Officer and Secretary	2006	$220,000		$26,949	$326,584	$85,800	$6,600	(5)	$665,933
Boudewijn L.P.M. Bollen President of International Operations	2006	$345,079	(6)	$26,949	$203,730	$104,780	$94,141	(7)	$774,679
William Floyd Vice President of Sales and Marketing	2006	$200,096		$26,949	$202,162	$143,702	$6,600	(5)	$579,509
Scott D. Kelley, M.D. Vice President and Medical Director	2006	$244,227		$26,949	$195,678	$76,296	$6,600	(5)	$549,750

(1)	The amounts included in the “Stock Awards” column represents the compensation cost we recognized in 2006 related to all outstanding restricted stock awards as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	The amounts included in the “Options Awards” column represents the compensation cost we recognized in 2006 related to all outstanding stock option awards as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Consists of amounts earned by the named executive officer under the 2006 bonus plan, which amounts were paid in March 2007.

(4)	Includes approximately $10,285 in car lease payments we paid on behalf of Mr. Chamoun, $6,600 we paid to match his 401 (k) contributions and approximately $1,000 we paid for insurance.

(5)	Consists of amounts we paid to match such named executive officer’s 401(k) contribution.

(6)	All of Mr. Bollen’s compensation was paid by us in euros and the amounts reported reflect the conversion of Mr. Bollen’s compensation using the average exchange rate of euros to U.S. dollars during the fiscal year reported. For the fiscal year ended December 31, 2006, Mr. Bollen’s salary was approximately €275,000.

(7)	Reflects approximately $48,942 for amounts paid for Mr. Bollen’s car lease expense, including taxes and fuel, approximately $38,405 paid for Mr. Bollen’s pension benefits and approximately $6,794 which was contributed by us to Mr. Bollen’s privately-paid medical insurance plan. The $38,405 paid for pension benefits represents the premium paid by Aspect for Mr. Bollen for his enrollment in the Aspect Medical Systems International Pension Plan, which is a tax qualified plan under the laws of the Netherlands and is administered by a third party. All of our Dutch employees between the ages of 25 and 65 years are eligible, but not required, to participate in the plan. Pursuant to the Aspect Medical Systems International Pension Plan, Mr. Bollen (and other participating employees) make annual contributions to such Plan in the amount of 5% of their annual pension salary. Aspect’s obligations under the Aspect Medical Systems International Pension Plan are limited to making annual premium payments. At the age of 65, the participants will begin to receive cash pension payments under the pension plan until their death and, in certain circumstances, a surviving spouse may be eligible to receive payments under this pension plan. If Mr. Bollen had ceased employment with us on December 31, 2006, he would be entitled to receive annual cash payments under this plan equal to approximately € 12,000 until his death. No participants in the Aspect Medical Systems International Pension Plan are eligible for early retirement and the plan does not provide for granting extra years of credited service.

Grants of Plan Based Awards

The table below sets forth information concerning grants of compensation in the form of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2006.

					All Other	All Other
					Stock	Option
					Awards:	Awards:		Grant Date
		Estimated Future Payouts Under Non-			Number of	Number of	Exercise or	Fair Value of
		Equity Incentive Plan Awards(1)			Shares of	Securities	Base Price	Stock and
	Grant	Threshold	Target	Maximum	Stock or	Underlying	of Option	Option
Name	Date	($)	($)	($)	Units (#)(2)	Options (#)(3)	Awards ($/Sh)	Awards(4)
Nassib G. Chamoun	2/14/2006	—	—	—	—	45,000	$29.25	$566,100
	2/14/2006	—	—	—	5,000	—	$0.01	$94,050
	n/a	0	202,800	405,600	—	—	—	—
Michael Falvey	2/14/2006	—	—	—	—	16,875	$29.25	$212,288
	2/14/2006	—	—	—	1,875	—	$0.01	$35,269
	n/a	0	132,000	264,000	—	—	—	—
Boudewijn L.P.M. Bollen	2/14/2006	—	—	—	—	16,875	$29.25	$212,288
	2/14/2006	—	—	—	1,875	—	$0.01	$35,269
	n/a	0	161,200	372,652	—	—	—	—
William Floyd	2/14/2006	—	—	—	—	16,875	$29.25	$212,288
	2/14/2006	—	—	—	1,875	—	$0.01	$35,269
	n/a	0	216,080	382,160	—	—	—	—
Scott D. Kelley, M.D.	2/14/2006	—	—	—	—	16,875	$29.25	$212,288
	2/14/2006	—	—	—	1,875	—	$0.01	$35,269
	n/a	0	110,647	208,794	—	—	—	—

(1)	Represents amounts payable under our 2006 bonus plan.

(2)	Represents restricted stock awards granted under our 2001 Stock Incentive Plan.

(3)	We granted these stock options on February 14, 2006 under our 2001 Stock Incentive Plan. These stock options become exercisable as to one-eighth of the shares of common stock underlying each option six months after the date of grant, with the remainder of each option becoming exercisable in equal monthly installments thereafter over a forty-two month period. Each option has an exercise price equal to the closing price of our common stock on the date of grant as reported on the Nasdaq Global Market.

(4)	Represents the grant date fair value of each award computed in accordance with SFAS 123R.

All stock option grants referenced in the foregoing table vest ratably on a monthly basis over a 4 year period beginning on the last day of each month. Our right to repurchase shares pursuant to restricted stock awards granted in 2006, lapses as to 50% of the shares after two years from the date of grant and the balance of the shares four years from the date of the grant.

Pursuant to the terms of our stock incentive plans, in the event of a change of control all then-unexercisable stock options held by our executive officers will be assumed or equivalent options will be substituted by the acquiring corporation and such options will become exercisable in full, and all restricted stock awards will become free and clear of all restrictions and conditions, upon the earlier of (1) the executive’s termination without cause by the successor corporation or for good reason by the executive, or (2) one year after such change in control, in the case of our chief executive officer, and 15 months after such change in control, in the case of our other executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding unexercised stock options and unvested restricted stock held by the named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities					Market Value
	Underlying	Underlying					of Shares or
	Unexercised	Unexercised				Number of Shares or	Units of Stock
	Options (#)	Options (#)	Option Exercise	Option		Units of Stock That	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date		Have Not Vested (#)	Vested ($)

Nassib G. Chamoun	52,292		$4.20	7/9/2008	(1)	9,687	$182,212
	50,000		$10.20	10/5/2009	(2)
	50,000		$23.625	7/12/2010	(3)
	25,000		$11.6875	2/21/2011	(4)
	75,000		$10.00	1/1/2012	(5)
	5,000		$3.85	7/5/2012	(6)
	14,537		$3.68	1/24/2013	(7)
	75,000	25,000	$15.66	2/4/2014	(8)
	37,500	37,500	$20.61	2/17/2015	(9)
	11,250	33,750	$29.25	2/14/2016	(10)

Michael Falvey	86,854	38,146	$14.91	4/2/2014	(11)	3,281	$61,716
	11,250	11,250	$20.61	2/17/2015	(9)
	4,219	12,656	$29.25	2/14/2016	(10)

Boudewijn L.P.M. Bollen	9,375		$3.68	1/24/2008	(7)	3,281	$61,716
	15,833	4,167	$10.12	10/10/2008	(12)
	5,000		$46.438	5/8/2010	(13)
	5,000		$11.00	5/22/2011	(13)
	15,000		$9.80	2/6/2012	(14)
	22,500	7,500	$15.66	2/4/2014	(8)
	11,250	11,250	$20.61	2/17/2015	(9)
	4,219	12,656	$29.25	2/14/2016	(10)

William Floyd	26,000		$12.50	5/28/2011	(15)	3,281	$61,716
	2,604		$10.00	1/1/2012	(5)
	3,646		$3.85	7/5/2012	(6)
	9,479		$3.26	9/12/2012	(16)
	6,640		$3.68	1/24/2013	(7)
	7,083	4,167	$10.12	10/10/2013	(12)
	22,500	7,500	$15.66	2/4/2014	(8)
	11,250	11,250	$20.61	2/17/2015	(9)
	4,219	12,656	$29.25	2/14/2016	(10)

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities					Market Value
	Underlying	Underlying					of Shares or
	Unexercised	Unexercised				Number of Shares or	Units of Stock
	Options (#)	Options (#)	Option Exercise	Option		Units of Stock That	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date		Have Not Vested (#)	Vested ($)

Scott D. Kelley, M.D.	75,000		$23.625	7/12/2010	(3)	3,281	$61,716
	15,000		$8.563	11/27/2010	(17)
	13,433		$12.50	5/28/2011	(18)
	25,000		$10.00	1/1/2012	(16)
	12,500		$3.85	7/5/2012	(6)
	6,875		$3.26	9/12/2012	(17)
	7,028		$3.68	1/24/2013	(7)
	10,000	3,125	$10.12	10/10/2013	(12)
	22,500	7,500	$15.66	2/4/2014	(8)
	11,250	11,250	$20.61	2/17/2015	(9)
	4,219	12,656	$29.25	2/14/2016	(10)

(1)	Option vests over 48 months at a rate of 1/48th per month, beginning July 1, 1998.

(2)	Option vests over 48 months at a rate of 1/48th per month, beginning June 30, 1999.

(3)	Option vests over 48 months at a rate of 1/48th per month, beginning July 1, 2000.

(4)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2001.

(5)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2002.

(6)	Option vests over 48 months at a rate of 1/48th per month, beginning July 1, 2002.

(7)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2003.

(8)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2004.

(9)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2005.

(10)	Option vests over 48 months at a rate of 1/48th per month, beginning January 1, 2006.

(11)	Option vests over 48 months at a rate of 1/48th per month, beginning April 1, 2004.

(12)	Option vests over 48 months at a rate of 1/48th per month, beginning November 1, 2003.

(13)	Option vests over 3 years at a rate of 1/3rd of the total number of shares granted on each the first, second and third anniversaries of the grant date.

(14)	Option vests over 48 months at a rate of 1/48th per month, beginning February 1, 2002.

(15)	Option vests over 48 months at a rate of 1/48th per month, beginning June 1, 2001.

(16)	Option vests over 48 months at a rate of 1/48th per month, beginning September 12, 2002.

(17)	Option vests over 48 months at a rate of 1/48th per month, beginning November 1, 2000.

(18)	Option vests over 48 months at a rate of 1/48th per month, beginning June 1, 2001.

Option Exercises and Stock Vested

The following table shows amounts received by the named executive officers upon exercise of stock options and vesting of restricted stock during 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value Realized on
	Acquired on	Value Realized on	Acquired on	Vesting
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	($)(2)

Nassib G. Chamoun	22,000	$383,749	3,646	$92,596
Michael Falvey	—	—	1,094	$27,778
Boudewijn L.P.M. Bollen	—	—	1,094	$27,778
William Floyd	24,000	$342,960	1,094	$27,778
Scott D. Kelley, M.D.	—	—	1,094	$27,778

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	The value realized on vesting of restricted stock awards is determined by multiplying the number of shares that vested by the fair market value of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of our stock incentive plans, in the event of a change of control all then-unexercisable stock options held by our executive officers will be assumed or equivalent options will be substituted by the acquiring corporation and such options will become exercisable in full, and all restricted stock awards will become free and clear of all restrictions and conditions, upon the earlier of (1) the executive’s termination without cause by the successor corporation or for good reason by the executive, or (2) one year after such change in control, in the case of our chief executive officer, and 15 months after such change in control, in the case of our other executive officers. Upon a change in control, all unvested stock options and restricted stock awards would be assumed or equivalent awards granted, in which case, the awards would continue upon the same terms and conditions as granted by us. At present, our named executive officers hold the following unvested stock option and restricted stock awards that would become vested upon (i) a change of control in accordance with the provisions of our stock incentive plans and (ii) such named executive officer was terminated without cause by the successor corporation or the named executive officer ceased employment for good reason upon the change in control. For purposes of this table, the unrealized value of unvested stock options and restricted stock awards was calculated by multiplying the number of shares of common stock subject to the award by the closing price of the common stock on December 31, 2006 and then deducting, in the case of stock options, the exercise price thereof.

	No. of Shares		Value of Unvested
	Underlying Unvested	No. of Shares of	Stock Options and
	Stock Options	Unvested Restricted	Restricted Stock
	Subject to Full	Stock Subject to	Subject to Full
	Acceleration on	Full Acceleration	Acceleration
	Change of Control	on a Change of	on Change of
Name	(#)	Control (#)	Control ($)(1)

Nassib G. Chamoun	25,000	9,687	$260,962
Michael Falvey	38,146	3,281	$210,485
Boudewijn L.P.M. Bollen	11,667	3,281	$121,552
William Floyd	11,667	3,281	$121,552
Scott D. Kelley, M.D.	10,625	3,281	$112,497

(1)	The calculation for the value of unvested stock options subject to full acceleration on change of control does not include stock options for which the option price exceeds the closing price of our common stock on December 31, 2006 of $18.81.

Compensation of Directors

We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. Non-employee directors also receive:

•	a $10,000 annual retainer,

•	a $10,000 annual retainer for service as lead director,

•	an $10,000 annual retainer for service as chair of the Audit Committee,

•	a $6,000 annual retainer for service as chair of the Compensation Committee,

•	a $4,000 annual retainer for service as chair of the Corporate Governance and Nominating Committee,

•	$1,500 for each board meeting attended in person,

•	$500 for each board meeting attended by telephone,

•	$1,000 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended in person, and

•	$500 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended by telephone.

No director who also serves as an employee receives compensation for services rendered as a director. We currently have six non-employee directors on our board of directors: Mr. Esposito, Dr. Feigal, Mr. Kania, Mr. Mahoney, Mr. O’Connor and Dr. Stanski.

In addition, our non-employee directors are eligible to receive non-statutory stock options, restricted stock and other stock-based awards under our Amended and Restated 1998 Director Equity Incentive Plan, which we refer to as our 1998 restated director plan. Our 1998 restated director plan was initially adopted by our board of directors and stockholders in February 1998, was amended in December 1999 to increase the number of shares of common stock authorized under the plan from 100,000 to 200,000 shares and was further amended in May 2005 to (i) increase the number of shares of common stock authorized under the plan from 200,000 to 350,000 shares (ii) permit restricted stock grants, and (iii) eliminate formula based grants.

Pursuant to our 1998 restated director plan, as of April 1, 2006, each non-employee director, on the date of his or her election to the board of directors, is eligible to receive (i) a non-statutory stock option to purchase 8,000 shares of our common stock, which we refer to as an initial option, and (ii) a restricted stock award to purchase 3,000 shares of our common stock, which we refer to as the initial restricted stock award. The initial option is exercisable as to 50% of the shares underlying such initial option immediately upon such director’s initial election and the remainder becomes exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the initial option continues to serve as a director on each such anniversary of the grant date. We have a right of repurchase with respect to the shares of common stock subject to the initial restricted stock award, which right of repurchase lapses as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the initial restricted stock award continues to serve as a director on each such anniversary of the grant date.

Pursuant to our 1998 restated director plan, each non-employee director serving as a director on the date of our annual meeting of stockholders (provided that such director has served as a director for at least six months prior to such annual meeting), is eligible to receive (i) a non-statutory stock option to purchase 3,000 shares of common stock, which we refer to as an annual option, and, together with an initial option, a director option and (ii) a restricted stock award to purchase 2,000 shares of common stock, which we refer to as an annual restricted stock award, and, together with an initial restricted stock award, a director restricted stock award. The annual option is exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the annual option continues to serve as a director on each such anniversary of the grant date. We have a right of repurchase with respect to the shares of common stock subject to the annual restricted stock award, which right of repurchase lapses as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the annual restricted stock award continues to serve as a director on each such anniversary of the grant date.

The following table summarizes the compensation of each of our directors for the year ended December 31, 2006.

DIRECTOR COMPENSATION

	Fees Earned or			Non-Equity
	Paid in Cash	Stock Awards	Option Awards	Incentive Plan	Total
Name	($)	($)(1)(2)	($)(3)(4)	Compensation($)(5)	($)

Michael A. Esposito	$1,833	$19,370	$38,192	—	$59,395
David W. Feigal, Jr., M.D.	$20,500	$13,567	$37,372	—	$71,439
Edwin M. Kania, Jr.	$28,500	$13,567	$55,518	—	$97,585
James J. Mahoney, Jr.	$28,500	$13,567	$54,204	—	$107,271
John J. O’Connor	$1,500	$19,370	$38,192	—	$59,062
Donald R. Stanski, M.D.	$18,168	$13,567	$55,531	—	$87,266
J. Breckenridge Eagle	—	$31,483	$208,131	$168,132	$407,746

(1)	These amounts reflect compensation cost recognized by us in 2006 for a portion of the current and prior year restricted stock awards to directors as described in SFAS No. 123R. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	All stock awards referenced had a purchase price of $0.01 per share.

(3)	These amounts reflect compensation cost recognized by us in 2006 for a portion of the current and prior year stock option awards to directors as described in SFAS No. 123R. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	All option awards referenced were granted with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(5)	Represents bonus based upon 2006 Annual Bonus Plan.

The following table shows the aggregate number of outstanding stock options and unvested shares of restricted stock held by each of our directors as of December 31, 2006:

		Unvested Shares of
Name	Stock Options (#)	Restricted Stock (#)
Michael A. Esposito	8,000	3,000
David W. Feigal, Jr.	23,000	2,000
Edwin M. Kania, Jr.	50,500	2,000
James J. Mahoney, Jr.	22,500	2,000
John J. O’Connor	8,000	3,000
Donald R. Stanski, M.D.	40,500	2,000
J. Breckenridge Eagle	167,200	3,820

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2006 about the securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, as amended, our 1998 Stock Incentive Plan, our 1998 director plan and our 1999 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a)

Equity compensation approved by stockholders	4,160,752	$17.00	1,095,091
Equity compensation plans not approved by stockholders	—	—	—

Total	4,160,752	$17.00	1,095,091

Related Person Transactions

Product Development and Distribution Agreement with Boston Scientific Corporation

On May 23, 2005, we entered into the Product Development and Distribution Agreement, as amended in January 2005 and February 2007, which we refer to as the 2005 product development and distribution agreement, with Boston Scientific Corporation, which owned approximately 27% of our outstanding common stock at March 1, 2007. The 2005 product development and distribution agreement provides for the development of products that incorporate EEG analysis technology for the diagnosis of neurological, psychiatric or pain disorders or screening or monitoring patient response to treatment options for such disorders, which are referred to in the 2005 product development and distribution agreement as BIS-Screen Products. In accordance with the 2005 product development and distribution agreement, Boston Scientific Corporation has agreed to provide $25,000,000 in development funding in five annual installments of $5,000,000. Up to $2,500,000 of the development payments may be accelerated for a subsequent payment year with the approval of Boston Scientific Corporation. In no event will Boston Scientific Corporation be obligated to make total payments that exceed $25,000,000. In exchange, we agreed to appoint Boston Scientific Corporation as our exclusive, worldwide distributor of any BIS-Screen Products in the Boston Scientific Field, as defined in the 2005 product development and distribution agreement. The Boston Scientific Field does not include our products designed for the early detection, diagnosis and management of patients with dementia caused by a neurological condition such as Alzheimer’s disease, or with cognitive impairment that is likely a precursor to Alzheimer’s disease, which products are referred to in the 2005 product development and distribution agreement as the Aspect Field. Additionally, we have the option to manufacture BIS-Screen products developed pursuant to the agreement for Boston Scientific Corporation, or any other distributor. We must exercise this option no later than nine months prior to the reasonably estimated product completion date. In the event that we do not exercise this manufacturing option, Boston Scientific Corporation has the right to exercise the manufacturing option.

In accordance with the 2005 product development and distribution agreement, we are required to use at least 80% of the Boston Scientific Corporation development payments to fund our fully-burdened product development costs in any disease state in which the development of BIS-Screen Products has been approved by the joint steering committee for our alliance with Boston Scientific Corporation. Additionally, we may use up to 20% of the Boston Scientific Corporation development payments to fund our fully-burdened product development costs relating to the development of BIS-Screen Products in the Aspect Field or in any disease states in which the development of BIS-Screen Products have not been approved by the steering committee. In addition, we and Boston Scientific

Corporation will share in any profits from the sale of BIS-Screen Products for a period of twelve years after first product launch.

Policies and Procedures for Related Party Transactions

In accordance with the terms of the charter of our audit committee, our audit committee is required to review all related person transactions on an ongoing basis and all such transactions must be approved by the audit committee. A related person transaction, as defined in Item 404(a) of Regulation S-K is any transaction, arrangement or relationship in which Aspect is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

We have also adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL TWO — APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN

Board Recommendation

Our Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the amendment to the 2001 Stock Incentive Plan.

Overview

In the opinion of our board of directors, the future success of Aspect depends, in part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under our 2001 Stock Incentive Plan, as amended, we are currently authorized to grant options to purchase up to an aggregate of 4,000,000 shares of our common stock to our officers, directors, employees and consultants. As of April 13, 2007, there were 430,688 shares available for future grant under our 2001 Stock Incentive Plan.

On April 13, 2007, our board of directors adopted an amendment to the 2001 Stock Incentive Plan, the effectiveness of which is subject to stockholder approval, to:

•	increase from 4,000,000 to 4,700,00 the number of shares of common stock available for issuance upon exercise of options granted under the 2001 Stock Incentive Plan (subject to adjustment for certain changes in Aspect’s capitalization);

•	provide that the exercise price of any option granted under the 2001 Stock Incentive Plan shall not be less than 100% of the fair market value on the date the option is granted provided that if the board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date; and

•	provide for a limitation on any repricing of awards such that no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, other than customary adjustments and our board of directors may not cancel any outstanding option, whether or not granted under the 2001 Stock Incentive Plan, and grant in substitution therefore new awards under the 2001 Stock Incentive Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

We previously amended the 2001 Stock Incentive Plan in April 2004 to increase the number of shares available for issuance under the plan from 2,000,000 to 4,000,000 and further amended the 2001 Stock Incentive Plan in April 2005 to revise treatment of options and restricted stock awards upon an acquisition event or change in control event.

We use the 2001 Stock Incentive Plan to attract and retain talented employees in a highly competitive industry. We anticipate that the proposed increase would meet our needs through our fiscal year ending December 31, 2007.

Summary of the 2001 Plan

The following is a brief summary of our 2001 Stock Incentive Plan. The following summary is qualified in its entirety by reference to our 2001 Stock Incentive Plan, a copy of which is attached to the electronic copy of our proxy statement filed with the SEC on April 18, 2001, and the Amendments to the 2001 Stock Incentive Plan, a copy of which is attached to the electronic copy of our proxy statement filed with the SEC on April 22, 2005 and April 22, 2004, each of which may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of our 2001 Stock Incentive Plan may be obtained upon written or oral request to Susan Callahan, Investor Relations Department, Aspect Medical Systems, Inc., One Upland Road, Norwood, Massachusetts 02062, telephone: (617) 559-7135.

Description of Awards

Our 2001 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards, which are collectively referred to as “awards.”

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to the other terms and conditions that are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Aspect or any future parent or subsidiary corporations). The 2001 Stock Incentive Plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any combination of these forms of payment.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for that award.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Aspect and our subsidiaries (and any individuals who have accepted an offer of employment with us), are eligible to be granted awards under the 2001 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of Aspect or our parent or subsidiary corporations. The maximum number of shares with respect to which an award may be granted to any participant under the plan may not exceed 250,000 shares per calendar year.

Plan Benefits

As of April 1, 2007, approximately 290 persons were eligible to receive awards under the 2001 Stock Incentive Plan, including our eleven executive officers and six non-employee directors. The granting of awards under the 2001 Stock Incentive Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. During the fiscal year ended December 31, 2006, pursuant to our 2001 Stock Incentive Plan, we granted stock options to:

•	our named executive officers to purchase the number of shares set forth following such named executive officer’s name: Mr. Chamoun: 0; Mr. Bollen: 16,875; Mr. Falvey: 14,875; Mr. Floyd: 14,875 and Dr. Kelley: 14,875, and the weighted average exercise price of these options is $29.25 per share,

•	executive officers to purchase an aggregate of 150,000 shares of common stock at a weighted average exercise price of $24.12 per share, and

•	all employees, including all current officers who are not executive officers, to purchase an aggregate of 565,185 shares of common stock at a weighted average exercise price of $26.79 per share.

All grants to our executive officers were made under our 2001 Stock Incentive Plan. The exercise prices for all of these option grants were equal to the fair market value of our common stock on the respective grant dates.

On April 13, 2007, the closing price of our common stock on the Nasdaq Global Market was $16.37.

Administration

Our 2001 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Stock Incentive Plan and to interpret the provisions of the 2001 Stock Incentive Plan. Pursuant to the terms of the 2001 Stock Incentive Plan, our board of directors may delegate authority under the plan to one or more committees of our board of directors. Our board of directors has authorized our Compensation Committee to administer certain aspects of the 2001 Stock Incentive Plan, including the granting of awards to executive officers. Subject to any applicable limitations contained in the 2001 Stock Incentive Plan, our board of directors, the Compensation Committee or any other committee or executive officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which these options become exercisable,

•	the exercise price of options,

•	the duration of options provided that no option will have a term in excess of 10 years, and

•	the number of shares of our common stock subject to restricted stock awards and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

Our board of directors is required to make appropriate adjustments to the number and class of securities available under our 2001 Stock Incentive Plan, the number and class of and exercise price of outstanding options and the repurchase price per share subject to outstanding restricted stock awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by that award will again be available for grant under the 2001 Stock Incentive Plan subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Acquisition Events and Change in Control Events

In the event of a merger or other acquisition event, as defined in the 2001 Stock Incentive Plan, the board of directors is authorized to provide for outstanding options to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event, if such options are not assumed or substituted for, or to provide for a cash-out of any outstanding options. In addition, in such a acquisition event, our repurchase and other rights under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to the cash, securities or other property into which our common stock is converted.

Upon the occurrence of a change of control event, as defined in the 2001 Stock Incentive Plan,

•	options held by our chief executive officer shall fully accelerate and become exercisable 12 months following the occurrence of the change of control event, and the shares held by our chief executive officer pursuant to restricted stock awards shall fully accelerate and become free and clear of all conditions and restrictions on the date which is 12 months following the occurrence of the change in control event,

•	options held by our executive officers (other than our chief executive officer), which we refer to as senior management, fully accelerate and become exercisable 15 months following the occurrence of the change in control event, and the shares held by our senior management pursuant to restricted stock awards shall fully accelerate and become free and clear of all conditions and restrictions on the date which is 15 months following the occurrence of the change in control event, and

•	options held by our employees shall accelerate by one year upon the occurrence of the change of control event and the shares held by our employees pursuant to restricted stock awards shall accelerate and become free and clear of all conditions and restrictions by one year upon the occurrence of the change in control event.

Notwithstanding the foregoing, if, on or prior to the one year anniversary of a change of control event, the chief executive officer’s or any non-senior management employee’s employment with us or our succeeding corporation is terminated by such participant for “good reason”, as defined in the 2001 Stock Incentive Plan, or is terminated by us without “cause”, as defined in the 2001 Stock Incentive Plan, all options held by such participant shall become immediately exercisable and the shares held by such participant with respect to restricted stock awards shall become free from all conditions and restrictions. If on or prior to the fifteen month anniversary of an acquisition event, any senior management employee’s employment with us or our succeeding corporation is terminated by such participant for “good reason” or is terminated by us without “cause”, all options held by such participant shall become immediately exercisable and the shares held by such participant with respect to restricted stock awards shall become free from all conditions and restrictions.

Amendment or Termination

No award may be made under the 2001 Stock Incentive Plan after March 18, 2011, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2001 Stock Incentive Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors after the date of that amendment will become exercisable, realizable or vested (to the extent that amendment was required to grant that award) unless and until that amendment is approved by our stockholders.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2001 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2001 Stock Incentive Plan provides that, no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Aspect or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

PROPOSAL THREE — RATIFICATION OF SELECTION
OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected the firm of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007. Although stockholder approval of the Audit Committee’s selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the 2007 Annual Meeting of Stockholders, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

Our board of directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as Aspect’s registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Aspect. In addition to the solicitation of proxies by mail, officers and employees of Aspect may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, our Secretary receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares, our Secretary receives a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or the registered holder appears at the meeting and votes in person.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for our 2008 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, One Upland Road, Norwood, Massachusetts 02062 no later than December 21, 2007. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

If a stockholder wishes to present a proposal at our 2008 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent annual meeting. Assuming that our 2008 Annual Meeting of Stockholders is held on or after May 3, 2008 and on or before August 1, 2008 (as we currently anticipate), our bylaws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 21, 2008 and no later than March 14, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

Michael Falvey
Secretary

Norwood, Massachusetts
April 20, 2007

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

APPENDIX A

AMENDMENT TO
2001 STOCK INCENTIVE PLAN

The 2001 Stock Incentive Plan, as amended (the “2001 Plan”) of Aspect Medical Systems, Inc. is hereby amended such that:

1. Subsection 4(a) of the 2001 Plan is deleted in its entirety and a new Subsection 4(a) is inserted as follows:

‘‘(a) Number of Shares.  Subject to adjustment under Section 7, Awards may be made under the Plan for up to 4,700,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2. Subsection 5(c) of the 2001 Plan is amended to add the following sentence to the end of such Subsection:

“The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.”

3. Section 5 of the 2001 Plan is amended to add the following new Subsection 5(g):

‘‘(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 7) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.”

ASPECT MEDICAL SYSTEMS, INC.
C/O COMPUTERSHARE LIMITED
P.O. BOX 8694
EDISON, NJ 08818-8694
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Aspect Medical Systems, Inc.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

1.	To elect the following three (3) nominees as Class I directors of the company

	Nominees:	(01) David W. Feigal, Jr.
(02) John J. O’Connor
(03) Donald R. Stanski

FOR	☐	☐	WITHHELD
ALL			FROM ALL
NOMINEES			NOMINEES

☐

(INSTRUCTION: To withhold authority to vote for one nominee, write such nominee’s name in the space provided above.)

2.	To approve the amendment to increase the number of shares of the Company’s common stock authorized for issuance under the Company’s 2001 Stock Incentive Plan from 4,000,000 shares to 4,700,000 shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

NOTE: Please sign exactly as name appears on this proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, trustee, guardian, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person, giving full title. If the person named on the stock certificate has died, please submit evidence of your authority.

Signature:	Date:	Signature:	Date:

DETACH HERE
PROXY
ASPECT MEDICAL SYSTEMS, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 23, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ASPECT MEDICAL SYSTEMS, INC.
          The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints Nassib G. Chamoun and Michael Falvey, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Aspect Medical Systems, Inc. (the “Company”) held of record by the undersigned on April 3, 2007 at the Annual Meeting of Stockholders to be held on Wednesday, May 23, 2007 at 9:00 a.m., Eastern time, at the Company’s corporate headquarters located at One Upland Road, Norwood, Massachusetts 02062, and any adjourned or postponed session thereof. The undersigned hereby directs Nassib G. Chamoun and Michael Falvey to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE